UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 12, 2020

ARCIMOTO, INC.

(Exact name of registrant as specified in its charter)

Oregon

(State or other jurisdiction of incorporation)

001-38213	26-1449404
(Commission	(IRS Employer
File Number)	Identification No.)

2034 West 2nd Avenue, Eugene, OR 97402

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (541) 683-6293

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, no par value	FUV	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective October 12, 2020, John W. Dorbin, Jr., 49, assumed the roles of General Counsel and Corporate Secretary of Arcimoto, Inc. From October 2018 to October 2020 Mr. Dorbin was an independent business consultant. Previous to that, from February 2012 to August 2018, he served as Vice President, General Counsel, and Assistant Secretary for Supreme Industries, Inc. (NYSE American: STS) and its wholly owned subsidiary, Supreme Corporation, a national manufacturer of truck bodies and specialty vehicles, which was successfully sold to Wabash National Corporation (NYSE: WNC) in 2017. He also was Corporate Counsel at CTS Corporation (NYSE: CTS), an international electronics manufacturer, from May 2005 to February 2012. Mr. Dorbin holds a B.A., With Distinction, from Purdue University and a J.D. from the University of Notre Dame.

Mr. Dorbin will receive a salary at the weekly rate of $3,846.15 and, as soon as reasonably practical following the start of employment, he shall be granted a stock option to purchase up to twenty thousand (20,000) common incentive stock options in the Plan (the “Option”). The Option shall have a ten-year term and vest one third (1/3) after one year of employment and then continue to vest monthly over the next two (2) years in equal monthly installments.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCIMOTO, INC.

Date: October 15, 2020	By:	/s/ Mark Frohnmayer
Mark Frohnmayer
Chief Executive Officer